Exhibit 99

6363 Main Street, Williamsville, N.Y. 14221
1-800-634-5440 | www.nationalfuelgas.com

RELEASE DATE: Jan. 25, 2016

Media inquiries please contact:
Karen L. Merkel, 716-857-7654

National Fuel Announces Executive Management Changes
(Jan. 25, 2016) WILLIAMSVILLE, N.Y. – Today, National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE: NFG) announced the following executive management changes.

Matthew D. Cabell, President of Seneca Resources Corporation (“Seneca”), the Exploration and Production segment of the Company, and Senior Vice President of National Fuel Gas Company, has indicated his intention to retire, effective May 1, 2016.

“Matt has guided Seneca through some remarkable changes since he joined the Company in December of 2006,” said Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company. “Under Matt’s leadership, Seneca has quadrupled reserves and more than tripled production. He built a top quartile operating team and transformed Seneca into a shale gas leader. I thank Matt for his considerable contributions to the Company and wish him and his family well.”

Cabell joined National Fuel in 2006 as President of Seneca, after 26 years of experience with some of the largest companies in the energy industry. Cabell was named Senior Vice President of National Fuel Gas Company in June 2010.

John P. McGinnis, currently Seneca’s Chief Operating Officer, will succeed Cabell as President of Seneca. McGinnis joined Seneca in 2007 as Senior Vice President, and has helped lead Seneca in its development of the Marcellus Shale. Prior to joining Seneca, he was General Manager of Exploration at Dominion Resources and, before that, Vice President of Exploration for Nuevo Energy. McGinnis holds a Bachelor of Science in geology and a master’s degree in geophysics from Purdue University, and a doctorate in marine geology and geophysics from Columbia University. He is a member of the American Association of Petroleum Geologists and is on the Board of the Western States Petroleum Association.

“I am leaving Seneca in good hands,” remarked Cabell. “John has played a big role in our success, and is supported by an experienced and capable Seneca management team dedicated to executing our long-term plans.”

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The following executive management changes will be effective Feb. 1, 2016.

John R. Pustulka, currently President of National Fuel Gas Supply Corporation, has been named Chief Operating Officer of National Fuel Gas Company.

“Over the next few years, the continued growth of our Company will be focused in our gathering pipeline, interstate pipeline, and upstream exploration and production segments. In view of the level of development activity and spending among these areas, it is important to have a coordinated and focused oversight for those areas,” said Tanski. “Throughout John’s extensive career he has been involved in all aspects of the ongoing development and expansion of the Company’s gathering and interstate pipeline and storage systems. This in-depth knowledge and operational experience with our Appalachian assets make John the ideal person to help coordinate our long-term development plans.”

Pustulka joined the Company in 1974 and has been an officer of National Fuel Gas Supply Corporation since 1990. He has been responsible for the Company’s pipeline and storage projects and operations for many years. He earned a Bachelor of Science in civil engineering from the State University of New York at Buffalo and a Master of Business Administration from Canisius College. Pustulka serves on the Executive Committee and is an Executive Board member of the Interstate Natural Gas Association of America Foundation Inc., a member and past chairman of the Interstate Natural Gas Association of America’s Pipeline Safety Committee and a board member of the Greater Niagara Frontier Council Boy Scouts of America.

David P. Bauer, who will continue to serve as Treasurer and Principal Financial Officer of National Fuel Gas Company, has been named President of National Fuel Gas Supply Corporation.

In making this appointment, Tanski said, “Dave has been instrumental in carrying out the Company’s financial strategy for many years and has played a key role in maintaining our financial strength and stability. His ongoing interface with the financial community will be of critical value as National Fuel Gas Supply Corporation continues along its path of substantial, appropriately-paced infrastructure investment and build out for the future.

Bauer joined National Fuel in 2001 after 10 years at PricewaterhouseCoopers LLP and its predecessor. He earned a Bachelor of Science in accounting at Boston College. Bauer is a Board member of the YMCA Buffalo Niagara, Audit Committee Chairman of the D’Youville College Board, a Finance Committee member of the Canisius High School Board and an Investment Committee member of the Diocese of Buffalo.

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Carl M. Carlotti, currently Senior Vice President of National Fuel Gas Distribution Corporation, the Utility segment of National Fuel Gas Company, has been named President of the Utility, succeeding Anna Marie Cellino who will retire effective Feb. 1, 2016.

“Carl has managed virtually every functional area of the Utility during his 30-plus years with the company,” said Tanski. “Carl will continue our history of strong customer service and commitment to the safe, reliable delivery of low-cost, environmentally advantageous natural gas to our utility customers.”

Carlotti joined the Company in 1985 and has been Senior Vice President of the Utility since December 2007 and head of the Utility’s Pennsylvania Division since 1993. Carlotti holds a Bachelor of Arts in political science from Gannon University and a law degree from the University of Dayton School of Law. Currently, he serves as a board member for the Energy Association of Pennsylvania, the Pennsylvania Chamber of Business and Industry, and the Erie Regional Chamber and Growth Partnership.

“One of the underpinnings of National Fuel’s ongoing success has been the depth, breadth, and collective knowledge of our talented leadership team and workforce. With these executive level changes, and the ongoing hard work and dedication of our more than 2,000 employees, we are well positioned to continue executing on our development strategy to the long-term benefit of shareholders, customers and other stakeholders,” Tanski concluded.

National Fuel is an integrated energy company with more than $6 billion in assets invested in the following five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; impairments

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under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; or significant differences between the Company’s projected and actual capital expenditures and operating expenses. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.